UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                    KSW, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                 -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ___________

     (2)  Aggregate number of securities to which transaction applies:
          ___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ___________

     (4)  Proposed maximum aggregate value of transaction: ___________

     (5)  Total fee paid: ___________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ___________

     (2)  Form, Schedule or Registration Statement No.: ____________

     (3)  Filing Party: KSW, INC.

     (4)  Date Filed: April 9, 2004

                                    KSW, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             to be held May 11, 2004



           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KSW, Inc., a Delaware corporation (the "Company"), will be held on May 11, 2004, at 2:00 p.m., New York time, at the Crowne Plaza Hotel at LaGuardia Airport, Queens, New York, for the following purposes:

           1. To elect two Class II Directors to serve until 2006 and two Class III Directors to serve until 2007, or until their successors shall have been duly elected and qualified ("Proposal 1"), and

           2. To ratify the appointment of Marden Harrison & Kreuter, CPAs P.C. as independent auditors of the Company for the fiscal year ending December 31, 2004 ("Proposal 2"); and

           3. To transact such other business as may properly come before the meeting or any adjournment thereof.

           Stockholders of record at the close of business on April 5, 2004 will be entitled to notice of and to vote at the meeting.

           All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible may be represented at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.



                                              Sincerely,

                                              /s/ James Oliviero

                                              James Oliviero
                                              General Counsel


Long Island City, New York
Dated:  April 9, 2004

                                    KSW, INC.
                                37-16 23rd Street
                        Long Island City, New York 11101
                                 (718) 361-6500

                                  ------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 11, 2004
                                  ------------

                               GENERAL INFORMATION

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of KSW, Inc., a Delaware corporation (the "Company"), to be voted at the 2004 Annual Meeting of Stockholders (the " Annual Meeting") to be held at the Crowne Plaza Hotel at LaGuardia Airport, Queens, New York, on May 11, 2004, at 2:00 p.m., New York time, and at any and all adjournments thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting to Stockholders.

Cost of Solicitation

The cost of solicitation will be borne by the Company. This proxy statement and the accompanying proxy are first being sent to the stockholders of the Company on or about April 9, 2004. A copy of the Company's 2003 Annual Report on Form 10-K is enclosed herewith.

Stockholders Entitled to Vote

Pursuant to the By-Laws, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as of the close of business on April 5, 2004. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter.

At the close of business on April 5, 2004, the Company had outstanding 5,470,311 shares of Common Stock, $.01 par value per share (the "Common Stock"), each of which entitled the holder to one vote. There were no issued shares held by the Company in its treasury.

Required Vote

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The affirmative plurality of the shares of Common Stock represented in person or by proxy at the meeting is required for the election of directors. For all other matters, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted is required for approval. Proxies marked as abstaining (including proxies containing "broker non-votes") on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. A "broker non-vote" occurs when a broker holds shares of Common Stock for a beneficial owner and does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a quorum is present, abstentions will have no effect on the election of directors or the proposal for the ratification of the reappointment of auditors.

A proxy may be revoked by the stockholder at any time prior to its being voted. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Secretary of the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election as director of the nominee listed on the following pages, in favor of Proposal 2 and as recommended by the Board of Directors with regard to all other matters, or if no such recommendation is given, in their own discretion. Votes are tabulated at the annual meeting by inspectors of election.


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of the Common Stock by (i) those persons who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and nominees, (iii) each executive officer of the Company named in the table set forth below under "Compensation of Executives" and (iv) all of the Company's directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                       NUMBER OF                          PERCENTAGE
NAME OF BENEFICIAL OWNER                                 SHARES                            OWNERSHIP
------------------------                                 ------                            ---------
Floyd Warkol                                           1,144,000           (1)             19.2%
Meadow Lane
Purchase, NY 10577

Burton Reyer                                             530,080           (2)              8.9%
9 Deep Woods Court
Glen Cove, NY 11542

Stanley Kreitman                                          20,000           (3)               *
4 Chestnut Drive
East Hill, NY 11576

Russell Molina                                           377,848           (4)              6.3%
6616 Sewanee
Houston, TX 77005

John A. Cavanagh                                               0                              *


Innis O'Rourke                                             1,000                              *


Richard W. Lucas                                               0                              *


James F. Oliviero                                         20,000           (5)                *


All executive officers                                 2,092,928           (6)             35.1%
and directors as a group (8 persons)


                                       3

                                                       NUMBER OF                          PERCENTAGE
NAME OF BENEFICIAL OWNER                                 SHARES                            OWNERSHIP
------------------------                                 ------                            ---------
Allen & Company                                          312,500                            5.2%
711 Fifth Avenue
New York, NY

Phillip Lifschitz                                        459,000           (7)              7.7%
7 Tulane Drive
Livingston, NJ  07039

T.H. Lehman & Co., Inc.                                  372,348           (8)              6.2%
4900 Woodway - Suite 650
Houston, TX 77056

Bruce Paul                                               335,020           (9)              5.6%
Hampton Road
Purchase, NY 10577


*    LESS THAN ONE PERCENT.

(1) Includes 50,000 shares owned by the Floyd and Barbara Warkol Charitable Foundation, of which Mr. Warkol is a Trustee as well as 300,000 options exercisable within 60 days.

(2) Includes 1,540 shares owned by Mr. Reyer's wife and 150,000 options exercisable within 60 days.

(3)  Includes 20,000 options exercisable within 60 days.

(4) Includes shares owned by T.H. Lehman & Co., Inc. of which corporation Russell Molina owns seven percent of the outstanding shares. Also includes 2,000 shares owned by Mr. Molina's wife. Mr. Molina disclaims beneficial ownership of Company shares held by T.H. Lehman & Co., Inc.

(5)  Includes 20,000 options exercisable within 60 days.

(6)  Includes 490,000 options exercisable within 60 days.

(7) Based on Schedule 13D dated July 17, 2002. Also includes 100,000 shares owned by his wife and 100,000 shares owned jointly with his wife, according to non-objecting shareholder list provided by Depository Trust Company.

(8)  Based on Schedule 13D dated November 7, 2002.

(9) Based upon Bruce Paul owning 225,420 shares, and his wife owning 109,600 shares, according to non-objecting shareholder list provided by Depository Trust Company.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS


General

The Certificate of Incorporation of the Company provides that the Company's business shall be managed by a Board of Directors of not less than three and not more than twelve, with the exact number fixed by the Board of Directors from time to time. There are currently six seats on the Board of Directors. The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III, with each class having two directors. The directors in each class serve terms of three years each and until their successors are elected and qualified. On March 8, 2004, John Cavanagh was appointed as a Director of the Board of Directors to fill a vacancy in Class I, due to the death of Director Daniel Spiegel.

There are four positions on the Board of Directors to be voted upon. Under the Company's By-Laws, the terms of Class III Directors Floyd Warkol and Burton Reyer expire on the date of the 2004 annual meeting. The Board of Directors has unanimously nominated them for a three-year term, expiring at the 2007 annual meeting.

The term of Class II Director, Russell Molina, was originally scheduled to expire at the 2003 annual meeting, which was not held. Therefore, his term also expires on the date of the 2004 annual meeting. The Board of Directors has unanimously nominated Mr. Molina for a two-year term, expiring on the date of the 2006 annual meeting. The other Class II Director, Innis O'Rourke was appointed as a Director by the Board of Directors on March 8, 2004, to fill the seat of Robert Brussel, who retired. The Board of Directors has unanimously nominated Mr. O'Rourke for a two-year term, expiring on the date of the 2006 annual meeting.

The nominees have consented to being named in this Proxy Statement and to serve if elected. If a nominee becomes unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominees selected by the Board of Directors. The Company's management, however, has no present reason to believe that any nominee will be unable to serve as director, if elected.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES

Procedures for Stockholder Nominations for Directors

The By-Laws of the Company permit nominations of candidates for election to the Board of Directors to be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the meeting; provided, however, that in the event that public announcement of the date of the meeting is not made at least 75 calendar days prior to the date of the meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the meeting. To be in proper written form, such stockholder's notice must set forth or include (1) the name and address, as they appear on the Company's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving notice; (v) such other information regarding each nominee, and any other person or persons giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Company if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting for election of Directors will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Company's By-Laws, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act").

If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.


Directors and Nominees


The following table sets forth certain information concerning the nominees for election as Class II Directors of the Company, the nominees for Class III Directors of the Company, and the continuing Class I Directors of the Company.

                                                                  Director
                      Name                             Age         Since
----------------------------------------------------   ---        ---------

CONTINUING CLASS I DIRECTORS
TO SERVE UNTIL 2005

Stanley Kreitman..................................      68          1999

John Cavanagh.....................................      68          2004



NOMINEES AS CLASS II DIRECTOR
TO SERVE UNTIL 2006

Russell Molina....................................      37          2002

Innis O'Rourke....................................      82          2004

NOMINEES AS CLASS III DIRECTORS
TO SERVE UNTIL 2007

Floyd Warkol.......................................     56          1994

Burton Reyer......................................      69          1994

The Company is not aware of any family relationship between any director, nominee for director or executive officer of the Company.

Floyd Warkol has been principally employed as Chairman of the Board since December 15, 1995 and as President, Secretary and Chief Executive Officer of the Company and as Chairman and Chief Executive Officer of its subsidiary, KSW Mechanical Services, Inc. ("KSW Mechanical"), since January 1994.

Mr. Burton Reyer had been principally employed as Vice President of the Company since December 15, 1995 and President and Chief Operating Officer of KSW Mechanical from January 1994 thru December 2002. Mr. Reyer has served as a director of the Company since December 15, 1995. Commencing in January 2003, Mr. Reyer resigned as Chief Operating Officer of KSW Mechanical and assumed other duties. Effective December 31, 2003, Mr. Reyer resigned as Vice President of the Company and as President of KSW Mechanical. He continues to serve as a Director of the Company.

Mr. Stanley Kreitman was elected to the Board of Directors by the stockholders on May 18, 1999. Effective February 18, 1999, Mr. Kreitman had been appointed as a Director by the Board. Since 1994, Mr. Kreitman has been Chairman of Manhattan Associates, an investment firm and is a Board member of the N.Y.C. Department of Corrections. He is a published author and lecturer on business investment matters. He is a member of the Board of Directors of Medallion Funding Corp. (NASDAQ), Ports Systems Corp. (AMEX) and CCA Industries, Inc. (NASDAQ).

Mr. Russell Molina was appointed to the Board of Directors on April 18, 2002. He is currently President of Custom Rubber Products, Inc. in Houston, Texas. Prior to October 2002, he was President of T.H. Lehman & Co., Inc. Mr. Molina owns seven percent of the stock of T.H. Lehman & Co., Inc.

Mr. John Cavanagh was appointed to the Board of Directors as a Director on March 8, 2004. He is a consultant to various construction companies. Until recently he was the Vice Chairman of AMEC Construction Management, Inc. (formerly known as Morse Diesel International), one of the largest construction management companies. He is the Chairman Emeritus of the Contractors' Association of Greater New York, a member of the Board of Directors of the New York Building Congress and a member of the City of New York Mayor's Construction Advisory Council. He is a consultant to various construction companies.

Mr. Innis O'Rourke was appointed to the Board of Directors as a Director on March 8, 2004. He is an Arbitrator for the New York Stock Exchange and a consultant to the Village of Upper Brookville and its police department. Prior to his retirement, he sat on the Board of Directors, JWP, Inc., a multi-billion dollar construction corporation and the Board of Directors of Greenpoint Savings Bank.

BOARD OF DIRECTORS AND COMMITTEES

MEETINGS OF BOARD OF DIRECTORS

The Board of Directors held a total of six meetings in 2003, with each person serving as director in 2003 present at all meetings either by phone or in person.

ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

All members of the Board of Directors are required to attend the Company's annual meeting of stockholders. All members of the Board of Directors serving as directors in 2003 attended the 2002 Annual Meeting of Stockholders, the last annual meeting of stockholders held by the Company.


NOMINATION OF DIRECTORS

Due to the size of the Board of Directors, the Company does not have a nominating committee to select director nominees. All nominees for director are selected by the entire Board of Directors based on a vote of the majority of the Board. The Board of Directors has determined that four of the six members of the Board of Directors are independent as defined by the rules of the Nasdaq Stock Market.

The minimum qualifications for a nominee for director include having business experience on a management level with a company which issues audited financial statements, high integrity and independence, demonstrated leadership ability, diverse perspectives, and the ability to exercise sound business judgment. Nominees for directors should have the ability to read and understand financial statements. Candidates with construction industry or real estate experience and contacts will be given special consideration. The Board will also consider the candidate's reputation and standing in the business community, as well as participation in industry associations relevant to the Company's business.

The Board's process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. In the case of new director candidates, the Board identifies potential candidates by consulting with the Company's legal, financial and auditing professionals, as well as other members of the business community in general and the construction industry in particular. The Company does not pay fees to such professionals or third parties for any such assistance.

The Board of Directors will consider nominees for director recommended by stockholders provided the procedures set forth above under the heading "Procedures for Stockholder Nominations of Directors" are followed by stockholders in submitting recommendations. Stockholder nominations that comply with such procedures will be evaluated in the same manner (including using the same criteria set forth above), and will receive the same consideration, as nominees recommended by the Board of Directors.


STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholder communications to the Board of Directors may be sent by mail addressed to the Board of Directors generally, or to a member of the Board of Directors individually, c/o James F. Oliviero, Director of Investor Relations, KSW, Inc., 37-16 23rd Street, Long Island City, NY 11101. All communications so addressed will be immediately forwarded to the Board of Directors or the individual member of the Board of Directors, as applicable.

AUDIT COMMITTEE

The Company has an Audit Committee, which is composed of Mr. Kreitman and Mr. Molina. During the fiscal year ended December 31, 2003, the Audit Committee held four meetings.

The Audit Committee meets with the Company's independent public accountants and management to assure that all are carrying out their respective responsibilities. The Audit Committee is responsible for selecting, appointing and, as necessary, terminating the Company's independent public accountants, and reviews the performance and fees of the independent public accountants prior to appointing them. The Audit Committee also meets with the independent public accountants, without management present, to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The independent public accountants have full access to the Audit Committee.

The Board of Directors has determined that each of the members of the Audit Committee are independent as defined by the rules of the Nasdaq Stock Market.

A written charter for the Audit Committee was approved by the Board of Directors effective May 11, 2000 and is attached as Annex A to this Proxy Statement.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has determined that Mr. Kreitman qualifies as an audit committee financial expert and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

COMPENSATION COMMITTEE

The Compensation Committee is composed of two non-employee directors. Mr. Kreitman served on the Compensation Committee in 2003 and continues to do so. Mr. Cavanagh was appointed to the committee in March, 2004.

The Compensation Committee is responsible for the performance review of the Chief Executive Officer, who in turn reviews each member of senior management and makes recommendations regarding compensation levels. Compensation strategy is tied to performance, productivity, operating results and market competitiveness. Incentive compensation for executive officers is based upon profitability. The Compensation Committee periodically reviews compensation levels for competitiveness and reasonableness as compared to industry peers and competitors from information gathered by external consultants.

CODE OF ETHICS

The Company has adopted a written Code of Ethics (the "Code of Ethics") that applies to our principal executive officer and principal financial and accounting officer. The Code of Ethics includes standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC, and in other public communications made by the company, compliance with applicable government laws, rules and regulations, prompt internal reporting of violations of the code to an appropriate person or persons identified in the code, and accountability for adherence to the code. Copies of the Code of Ethics will be provided free of charge upon written request directed to the Company's Director of Investor Relations, at the Company's executive office.



AUDIT COMMITTEE REPORT

In accordance with SEC rules, the Audit Committee has prepared the following report:

As part of its ongoing activities, the Audit Committee has:

          o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003.

          o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and

          o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise by deemed filed under such Acts.

Stanley Kreitman
Russel Molina


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of two non-employee directors. Mr. Kreitman served on the Compensation Committee in 2003 and continues to do so. Mr. Cavanagh was appointed to the Compensation Committee in March 2004.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report submitted by the Compensation Committee of the Board of Directors (the "Compensation Committee"), provides information regarding policies and practices concerning compensation of the Chief Executive Officer and other executive officers.


         Report of the Compensation Committee of the Board of Directors
         --------------------------------------------------------------

Under the rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report.

The executive compensation program of the Company is designed to attract and retain experienced, motivated and productive officers who will help the Company reach its strategic and financial objectives. The compensation program is made up of base salary, incentive compensation and benefits. The following is a discussion of each component of the compensation program:

          o Base Salary. Salaries paid to executives are designed to be competitive with other companies of similar size and locations.

          o Bonuses. Cash bonuses are paid for performance and the successful completion of job description responsibilities and subjective standards.

          o Incentive Compensation. The Company offers long-term incentives in the form of stock options awarded under the 1995 Stock Option Plan (the "Stock Option Plan").

          o Benefits. The Company sponsors a profit sharing/401(k) plan, which the Company may make discretionary contributions to the plan.



The Committee endorses the view that a component of compensation paid to its executive officers, and the Chief Executive Officer in particular, should be linked to increases in the value of the Common Stock. Accordingly, the Committee supports option awards under the Company's Stock Option Plan. The Stock Option Plan is administered by the Compensation Committee. All key employees of, consultants to, and certain nonemployee Directors of the Company, as may be determined by the Compensation Committee from time to time, are eligible to receive options under the Stock Option Plan. The Chief Executive Officer has been paid in accordance with his Employment Agreement, dated April 1, 2003. The Chief Executive Officer did not receive a bonus or stock options in 2003.

Stanley Kreitman


COMPENSATION OF DIRECTORS

No fees were paid for attendance by employee directors at Board Committee meetings. During 2003, the Company paid its non-employee Directors an annual fee of $12,000. Commencing January 1, 2004, the Company will pay its non-employee Directors an annual fee of $16,000, an attendance fee of $1,000 per Board meeting and $500 per committee meeting if not held in conjunction with a Board meeting.

COMPENSATION OF EXECUTIVES

The following table sets forth remuneration paid to executive officers of the Company for the years ended December 31, 2003, 2002 and 2001.

                                                                            ANNUAL                              ALL
                                                                            COMPENSATION                        OTHER
           NAME AND PRINCIPAL POSITION                         YEAR         SALARY                 BONUS        COMPENSATION (4)
           ---------------------------                         -----        -------------          -----        ----------------
           Floyd Warkol                                        2003         $458,400    (1)         $0           $7,100
           Chairman of the Board, President,                   2002         $381,600                $0           $6,600
           Secretary and Chief Executive Officer               2001         $420,000                $0           $6,200


           Burton Reyer                                        2003         $193,000    (2)         $0           $0
           Vice President                                      2002         $228,400                $0           $2,700
                                                               2001         $240,000                $0           $2,600

           Richard Lucas                                       2003         $105,000    (3)         $10,000      $3,000
           Chief Financial Officer                             2002         $46,846                 $0           $1,100
                                                               2001          N/A                     N/A          N/A

           James Oliviero                                      2003         $160,000               $30,000      $3,500
           General Counsel and Director of                     2002         $160,000               $30,000      $3,000
           Investor Relations                                  2001         $160,000               $30,000      $2,600


          (1) Included in Mr. Warkol's 2003 salary is $38,400 of 2002 deferred compensation.

          (2) Included in Mr. Reyer's 2003 salary is $11,600 of 2002 deferred compensation.

          (3)  Mr. Lucas joined the Company during July 2002.

          (4) Other compensation includes a 25% matching contribution to the Company's profit sharing/401(k) plan, except for Mr. Warkol's amounts which also include a $1 million policy of life insurance at a cost of $3,595 per year.


EMPLOYMENT AGREEMENTS

Since April 1, 2003, Mr. Warkol has served as Chief Executive Officer of the Company, and its subsidiary, under a written employment agreement, which expired on March 31, 2004. He has received and is now receiving a base annual compensation of $420,000. Mr. Warkol is entitled to medical insurance, disability insurance with payments equal to 60% of base compensation, a $1 million policy of life insurance payable as directed by him (at a cost of $3,595 per year), and a car with a chauffeur. Mr. Warkol's estate is entitled to two months pay in the event of his death. Mr. Warkol is currently in discussions with the Company's compensation committee, concerning his continued employment and continues to perform his duties as Chief Executive Officer and Chairman of the Board.

Mr. Reyer has retired as an employee of the Company and its subsidiary, effective December 31, 2003. He continues as to serve as a Director.

 Mr. Warkol and Mr. Reyer elected to reduce their salaries for the year ended December 31, 2002 in the total amount of $50,000 to reimburse the Company for a portion of the Helionetics Creditors Committee lawsuit settlement. During 2003, upon receipt of the settlement proceeds of the Company's related lawsuit against its former counsel, the Company paid this deferred salary.


OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

No options or stock appreciation rights were granted to the executive officers during 2003.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                           Number of Securities Underlying
                                               Unexercised Options/SARs             Value of Unexercised in-the-Money
          Name                                 at Fiscal Year-End (#)              Options/SARs at Fiscal Year-End ($)
          ----                                 -----------------------             -----------------------------------
                                           Exercisable        Unexercisable         Exercisable          Unexercisable
                                           -----------        -------------         -----------          -------------
          Floyd Warkol.............          300,000                 0                   N/A                  N/A
          Burton Reyer.............          150,000                 0                   N/A                  N/A
          Richard Lucas........                 0                    0                   N/A                  N/A
          James Oliviero...........           20,000                 0                   N/A                  N/A


No option or stock appreciation rights were exercised during 2003.


EQUITY COMPENSATION PLAN INFORMATION


The following table sets forth information as of December 31, 2003 regarding shares of the Company's common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company's equity compensation plans as well as the number of shares available for issuance under such plans.

                                                                                                     NUMBER OF SECURITIES
                                                                                                     REMAINING AVAILABLE
                                                                                                     FOR FUTURE ISSUANCE
                                      NUMBER OF SECURITIES TO         WEIGHTED-AVERAGE                  UNDER EQUITY
                                     BE ISSUED UPON EXERCISE          EXERCISE PRICE OF              COMPENSATION PLANS
                                     OF OUTSTANDING OPTIONS,         OUTSTANDING OPTIONS,            (EXCLUDING SECURITIES
PLAN CATEGORY                          WARRANTS AND RIGHTS           WARRANTS AND RIGHTS             REFLECTED IN COLUMN (A))
-------------                          -------------------           -------------------             ------------------------
                                               (A)                         (B)                               (C)

Equity compensation
   plans approved by
   security holders......                   576,667                    $    1.50                           523,333

Equity compensation
   plans not approved by
   security holders......                      -                               -                              -
                                            -------                                                        -------


          Total...............              576,667                                                        523,333
                                            =======                                                        =======


CERTAIN RELATED PARTY TRANSACTIONS

Floyd Warkol, President of the Company, and a charitable foundation he controls jointly are the shareholders of a corporation which owns the property the Company leases in Bronx, New York. The lease payments on such property were $103,000 for 2003. The lease expired on December 31, 2002 and the Company continues to lease the property on a month-to-month basis, at a monthly rent of $8,584.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and stockholders of more than ten percent of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during the year ended December 31, 2003, its executive officers, directors and stockholders of more than ten percent of the Company complied with all applicable Section 16(a) filings requirements.


INDEMNIFICATION

The Certificate of Incorporation provides that a director or officer of the Company may be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law or any other applicable law.


PERFORMANCE GRAPH

The following graph compares the cumulative total returns for our common stock for the five year period ending December 31, 2003 with the NASDAQ Market Index and an index of all publicly traded companies in the Plumbing, Heating and Air-Conditioning industry (SIC Code 1711)(the "Peer Index") for the same period. Total return equals change in stock price plus dividends paid and assumes the investment of $100 in the Company's common stock and in each index on January 1, 1998 and that all dividends are reinvested. The information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The performance graph is not necessarily indicative of future investment performance.

                     COMPARE 5-YEAR CUMILATIVE TOTAL RETURN
                                AMONG KSW, INC.
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                                   1998          1999          2000           2001          2002           2003
                                   ----          ----          ----           ----          ----           ----
          KSW, INC.               100.00        126.43         135.28         70.56         55.50          58.33
        SIC CODE INDEX            100.00         64.31         23.39          19.40          8.25          13.06
     NASDAQ MARKET INDEX          100.00        176.37         110.86         88.37         61.64          92.68

                     ASSUMES $100 INVESTED ON DEC. 31, 1998
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2003

Source:  Media General Financial Services, Inc.



                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


The Audit Committee, has selected Marden Harrison & Kreuter, CPAs P.C. ("MHK"), certified public accountants, as the Company's independent auditors, for the fiscal year ending December 31, 2004, subject to ratification of such appointment by the stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Rosen Seymour Shapss Martin and Company, LLP ("RSSM") conducted the audit of the financial statements of the Company and KSW Mechanical for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company's Form 10Q's for the first two quarters of 2003.

On September 17, 2003, the Audit Committee dismissed RSSM as its independent accountants. RSSM had served as the Company's independent accountants beginning September 30, 2002.

During the year ended December 31, 2002, and the subsequent interim period, there were no disagreements between the Company and RSSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to RSSM's satisfaction, would have caused RSSM to make reference to the subject matter of the disagreement in connection with its report.

The audit report of RSSM on the Company's consolidated financial statements as of and for the year ended December 31, 2002, did not contain an adverse opinion or a disclaimer of opinion nor was any such audit report qualified or modified as to uncertainty, audit scope or accounting principle.

None of the "reportable events" as defined under Item 304(a)(1)(v) of Regulation S-K occurred within the year ended December 31, 2002, or within the subsequent interim period.

RSSM has furnished to the Company a letter addressed to the SEC stating whether or not RSSM agrees with the statements made by the Company herein.

On September 18, 2003, the Company's Audit Committee engaged MHK as its principal independent public accountants.

During the year ended December 31, 2002, and the subsequent interim period, neither the Company nor anyone on its behalf consulted with MHK regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. During the year ended December 31, 2001, MHK acted as the Company's principal independent accountants and the Company consulted MHK accordingly.


PRINCIPAL ACCOUNTING FEES AND SERVICES

During 2003 and 2002, RSSM billed a total of $54,392 and $8,500, respectively, for fees for professional services rendered. During 2003 and 2002, MHK billed the Company $23,971 and $17,440, respectively, for professional services rendered. The breakdown of fees is as follows:


YEAR ENDED DECEMBER 31, 2003:
                                               TOTAL              RSSM                 MHK
                                               -----              ----                 ---
Audit fees                         (1)       $ 48,770             $37,500             $11,270
Audit related fees                 (2)         20,201               7,500              12,701
Tax fees                           (3)          9,392               9,392                   -
All other fees                     (4)              -                   -                   -
                                          -----------         -----------         -----------
TOTAL                                         $78,363             $54,392             $23,971
                                          ===========         ============        ===========

YEAR ENDED DECEMBER 31, 2002:
                                               TOTAL                RSSM                MHK
                                               -----                ----                ---
Audit fees                         (1)        $ 8,879              $    -             $ 8,879
Audit related fees                 (2)         15,004               8,500               6,504
Tax fees                           (3)          2,057                   -               2,057
All other fees                     (4)              -                   -                   -
                                          -----------         -----------         -----------
TOTAL                                         $25,940             $ 8,500             $17,440
                                          ===========         ============        ===========


(1) Audit fees consisted principally of audit work performed on the consolidated financial statements, as well as work generally only the independent auditor can reasonably be expected to provide.

(2) Audit related fees consisted of work performed in the review of the Company's quarterly consolidated financial statements.

(3)  Tax fees consisted of tax compliance and reporting services.

(4) The Company generally does not engage its outside auditors for "other" services.

An affiliate of MHK billed a total of $3,088 during 2002 and $243 during 2003 for services rendered in connection with the implementation, upgrading and maintenance of the Company's computerized financial information systems. These services were not subject to audit procedures and this affiliate did not perform any management functions as part of these services.

The Audit Committee of the Company's Board of Directors considered whether the provision of non-audit services by the independent public accountants was compatible with maintaining the accountants' independence and they determined that it was.

 The Audit Committee of the Company's Board of Directors considers each engagement of the independent auditor on a case-by-case basis. The Audit Committee pre-approved the performance of the services described above. In determining engagements to be performed by independent auditors, the audit committee determines if these services would impair the independence of the auditors and if these services are in the best interest of the Company.

It is expected that a representative of MHK will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MARDEN HARRISON & KREUTER, CPAS P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.


                                  OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no other matter to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxy on such matters in accordance with their judgment.


                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals to be presented at the 2005 Annual Meeting must be received by the Company on or before January 4, 2005 for inclusion in the proxy statement and proxy card relating to the 2005 Annual Meeting pursuant to SEC Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: Director of Investor Relations, KSW, Inc., 37-16 23rd Street, Long Island City, New York 11101.

As a separate and distinct matter from proposals under Rule 14a-8, the Company's by-laws provide that in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver timely notice thereof. To be timely, a stockholder introducing a proposal at an Annual Meeting to notify the Company of such intention not less than 60 days prior to the date of the Annual Meeting. If the Company has given less than 75 days public notice of the date of the Annual Meeting, the stockholder must give such notice so that it is received by the Company not later than 10 days after the public notice is given or the Proxy Statement is mailed. The stockholder's notice must give the information specified in the By-Laws, including information about the stockholder making the proposal, the number of shares such stockholder owns and any interest such stockholder may have in the subject of the proposal. If such stockholder will be nominating persons for election as Directors, certain information specified in the By-Laws must also be given about the nominee and the nominee's interest in the Company.

Dated:  April 9, 2004


                                            By order of the Board of Directors

                                            /s/ James Oliviero

                                            James Oliviero
                                            General Counsel

Please remember to mark, sign, date and return the enclosed Proxy Card in the enclosed postage-paid envelope so that your important vote will be counted at the Annual Meeting.

                                    ANNEX A

                                    KSW, Inc.
                             AUDIT COMMITTEE CHARTER


Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the higher quality.

In carrying out these responsibilities, the audit committee will:

          o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

          o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

          o Review with the independent auditors and the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be give to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

          o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

          o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

          o Review accounting and financial human resources and succession planning within the company.

          o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

          o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.



By order of the Board of Directors on May 11, 2000.

/s/ Floyd Warkol
-----------------------
Floyd Warkol

/s/ Burton Reyer
-----------------------
Burton Reyer

/s/ Robert Brussel
-----------------------
Robert Brussel

/s/ Daniel Spiegel
-----------------------
Daniel Spiegel

/s/ Stanley Kreitman
-----------------------
Stanley Kreitman

PROXY
                                    KSW, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 11, 2004

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


           The undersigned hereby appoints James Oliviero and Richard Lucas, or a majority of those present and acting, or if only one is present, then that one, proxies, with full power of substitution, to vote all shares of KSW, INC. which the undersigned is entitled to vote at the Company's Annual Meeting to be held at the Crowne Plaza Hotel at LaGuardia Airport, Queens, New York, on May 11, 2004 at 2:00 p.m., New York time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

                 (TO BE CONTINUED AND SIGNED ON THE OTHER SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                    KSW, INC.

                                  MAY 11, 2004


                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                   as possible


  |  Please detach along perforated line and mail in the envelope provided. |
  V                                                                         V

--------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
            PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
--------------------------------------------------------------------------------


1. ELECTION OF DIRECTORS: To elect two nominees for the class II Directors listed below for a two-year term expiring in 2006, and to elect two nominees for Class III Directors listed below for a three-year term expiring in 2007.

                                            NOMINEES:

     [ ]  FOR ALL NOMINEES            [ ]  Russell Moline      Class II
                                      [ ]  Innis O'Rourke      Class II
                                      [ ]  Floyd Warkol        Class III
                                      [ ]  Burton Reyer        Class III

     [ ]  WITHHOLD AUTHORITY
          FOR ALL NOMINEES

     [ ]  FOR ALL EXCEPT
         (See instructions below)


INSTRUCTION:     To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]



2. APPOINTMENT OF INDEPENDENT AUDITORS. The ratification of the appointment of Marden, Harrison & Kreuter, CPA's, P.C.

                              FOR    AGAINST   ABSTAIN

                              [ ]      [ ]       [ ]



3. In their discretion, upon any other matters which may properly come before the meeting or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Receipt of the Notice of Annual Meeting and Proxy Statement of the Company preceding or accompanying the same is hereby acknowledged.




PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note    [ ]
that changes to the registered name(s) on the account may not be submitted via this method.


Signature of Stockholder                                    Date:
                         --------------------------------         --------------
Signature of Stockholder                                    Date:
                         --------------------------------         --------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.